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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

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                                    FORM 8-K


                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                (Date of Report)
                               SEPTEMBER 16, 1996

                         COMMISSION FILE NUMBER 0-12207

                                PEGASUS GOLD INC.
             (Exact name of registrant as specified in its charter)


               PROVINCE OF BRITISH COLUMBIA                 NONE
               (State or other jurisdiction of         (I.R.S. Employer
               incorporation or organization)          Identification No.)

   601 W. FIRST AVE., SUITE 1500, SPOKANE, WASHINGTON       99204
     (Address of principal executive offices)            (Zip Code)


                                 (509) 624-4653
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

On September 16, 1996, Pegasus Gold Inc. ("Pegasus") issued a press release announcing an agreement to merge with Dayton Mining Corp. ("Dayton"). Under the terms of the agreement, Pegasus, through a wholly owned subsidiary, will amalgamate with Dayton. Each Dayton shareholder will be entitled to 0.75 of a Pegasus share per Dayton share which places a value on the transaction of $390 million (C$530 million).

Completion of the merger will be subject to, among other things, a two-week final due diligence period by both parties, receipt and acceptance of fairness opinions, and receipt of the requisite shareholder, court and regulatory approvals. The transaction is intended to constitute a pooling-of-interests under U.S. generally accepted accounting principles and is expected to be completed no later than December 31, 1996.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA INFORMATION, AND EXHIBITS.

     (a)  Financial statements - not applicable.

     (b)  Pro forma financial information - not applicable.

     (c)  Exhibits:

                 (99.1) Joint News Release issued by the Company and Dayton Mining Corporation dated September 16, 1996.


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                                    FORM 8-K

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PEGASUS GOLD INC.   (Registrant)





Date:     September   19       , 1996   By:  /s/ Phillips S. Baker, Jr.
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                                             Phillips S. Baker, Jr.
                                             Vice President, Finance and Chief
                                             Financial Officer



























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